UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 10, 2011

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

53 West 23rd Street New York, New York 10010 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2011, 4Kids Entertainment, Inc. (the “Company”) announced that Alfred R. Kahn had retired and resigned from his position as Chief Executive Officer of the Company, as Chairman of the Company’s Board of Directors, and as a member of the Company’s Board of Directors, effective on January 10, 2011.  The Company’s Board of Directors has appointed Director Michael Goldstein as interim Chairman.

In connection with his retirement and resignation, Mr. Kahn entered into a separation agreement with the Company, dated as of January 10, 2011 (the “Separation Agreement”), pursuant to which Mr. Kahn is entitled to an aggregate payment of US$250,000 in six equal monthly installments and certain other benefits.  Under the terms of the Separation Agreement, Mr. Kahn and the Company provided a general release of all claims, damages, rights, remedies and liabilities against each other, including all payment obligations of the Company under Mr. Kahn’s Second Amended and Restated Employment Agreement, as amended, and Mr. Kahn will continue to undertake the non-competition and confidentiality obligations as provided in his employment agreement.

Item 9.01                 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit	Description
99.1	Press release issued by 4Kids Entertainment, Inc. dated January 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 11, 2011

4KIDS ENTERTAINMENT, INC.
BY: /s/ Bruce R. Foster
Bruce R. Foster Executive Vice President and Chief Financial Officer